Registration No. 333-105845

As filed with the Securities and Exchange Commission on October 31, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Wayne Savings Bancshares, Inc.

(Exact name of registrant specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	31-1557791 (I.R.S. Employer Identification No.)

151 North Market Street
Wooster, OH 44691
(Address of Principal Executive Offices) (Zip Code)

Wayne Savings 401(k) Retirement Plan
(Full title of the plan)

_________________________________________________________

James R. VanSickle, II
President and Chief Executive Officer
Wayne Savings Bancshares, Inc.
151 North Market Street

Wooster, Ohio 44691
(Name and address of agent for service)

(330) 264-5767
(Telephone number, including area code, of agent for service)

Copies to:

Francis X. Grady, Esq.

Grady & Associates

20220 Center Ridge Road, Suite 300

Rocky River, Ohio 44116-3501

(440) 356-7255

_________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐
Non-Accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8, Registration No. 333-105845, filed by Wayne Savings Bancshares, Inc. (the “Registrant”) on June 5, 2003 (the “Registration Statement”) registering an indeterminate number of participation interests in Wayne Savings 401(k) Retirement Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wooster, in the State of Ohio, on this 31rst day of October, 2017.

WAYNE SAVINGS BANCSHARES, INC.

By:	/s/ James R. VanSickle, II
James R. VanSickle, II President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed by the following persons on behalf of the Registrant in the capacities indicated on this 31rst day of October, 2017.

Signature	Title

/s/ James R. VanSickle, II James R. VanSickle, II	President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Myron Swartzentruber Myron Swartzentruber	Vice President & Chief Financial Officer (Principal Accounting and Financial Officer)

/s/ Peggy J. Schmitz Peggy J. Schmitz	Director

/s/ Jonathan Ciccotelli Jonathan Ciccotelli	Director

/s/ David L. Lehman David L. Lehman	Director

/s/ Debra A. Marthey Debra A. Marthey	Director

/s/ Glenn W. Miller Glenn W. Miller	Director